LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
AND EDGAR ACCOUNT ADMINISTRATION

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Brian J. Riley, Evan J. Kasowitz, and Joanne Cheeseman as the undersigned's true and lawful attorney-in-fact (each, a "Section 16 Attorney-in-Fact"), with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

- prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Global Indemnity Group, LLC, a limited liability company formed under the laws of Delaware (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
- seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
- perform any and all other acts which in the discretion of such Section 16 Attorney-in-Fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

EDGAR ACCOUNT ADMINISTRATION AND LIMITED SECTION 16 FILING AUTHORITY

Further, know all by these presents, that the undersigned hereby appoints Joanne Cheeseman and April A. Rubedor (each, an "Account Administrator") to act on the undersigned's behalf solely for the following limited purposes:

(a) EDGAR Account Administration.

To serve as account administrator(s) to manage the undersigned's EDGAR account on the undersigned's behalf, including (i) completing, signing (as specified below), and submitting Form ID and any other EDGAR submissions, applications, requests, updates, certifications, authorizations, or account-related submissions necessary or appropriate to obtain, maintain, modify, renew, or terminate EDGAR access for the undersigned, and (ii) performing other EDGAR administrative actions reasonably related to EDGAR account administration (including, as applicable, adding or removing account administrators, updating contact information, managing credentials and access codes, and maintaining account settings).

(b) Limited Section 16 Filing Authority (Forms 3 and 4 Only).

To prepare, execute, acknowledge, deliver and file with the United States Securities and Exchange Commission, any national securities exchanges and the Company, Forms 3 and 4 (including any amendments thereto) with respect to the securities of the Company, as considered necessary or advisable under Section 16(a) of the Exchange Act.

Form ID and EDGAR Submission Signature/Submission Authority.

Brian J. Riley, Evan J. Kasowitz, and Joanne Cheeseman is authorized to sign any Form ID and any other EDGAR-related submission, request, or authorization that requires a signature on the undersigned's behalf, and Joanne Cheeseman and April A. Rubedor are authorized to submit any Form ID and other EDGAR-related submissions to the Securities and Exchange Commission on the undersigned's behalf.

ACKNOWLEDGMENTS

The undersigned acknowledges that:

- this Limited Power of Attorney authorizes, but does not require, the Section 16 Attorneys-in-Fact and/or the Account Administrators (as applicable) to act in their discretion on information provided to them without independent verification of such information;
- any documents prepared and/or executed by the Section 16 Attorneys-in-Fact and/or the Account Administrators (as applicable) on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such persons, in their discretion, deem necessary or desirable;
- neither the Company nor any Section 16 Attorney-in-Fact or Account Administrator assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
- this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

SCOPE OF AUTHORITY; RATIFICATION

The undersigned hereby gives and grants (i) each Section 16 Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the matters described in the Section 16 reporting appointment above, and (ii) each Account Administrator authority to do and perform only those acts described in the EDGAR account administration and limited Section 16 filing authority section above. The undersigned hereby ratifies and confirms all lawful acts taken by each Section 16 Attorney-in-Fact within the scope of the authority granted herein and by each Account Administrator within the scope of the limited authority granted herein.

TERM; REVOCATION

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the Section 16 Attorneys-in-Fact and/or the Account Administrators, as applicable.

IN WITNESS WHEREOF

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this day, 25th of Mar 2026.

Signature

Evan J. Kasowitz
Print Name

STATE OF Pennsylvania

COUNTY OF Montgomery

On this 25th day of March, 2026, Evan J. Kasowitz personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Commonwealth of Pennsylvania - Notary Seal
Shirley J. Respes Crews, Notary Public
Montgomery County
My Commission Expires March 25, 2027
Commission Number 1261388

Shirley J. Respes Crews
Notary Public

My Commission Expires: March 25, 2027